Exhibit 10.1

EXECUTION VERSION

Date: 30 March 2012

Flagstone Reassurance Suisse, SA

and

Butterfield Holdings (Cayman) Limited

and

ACE Bermuda Insurance Ltd.

and

Nigel Twohey

and

BF&M Limited

AGREEMENT relating to the acquisition of the entire issued shares in the capital of Island Heritage Holdings Ltd.

EXECUTION VERSION

CONTENTS

ACQUISITION OF SHARES AGREEMENT

1. DEFINITIONS AND INTERPRETATION	1
2, CONDITIONS PRECEDENT	4
3. SALE AND PURCHASE	6
4, CONSIDERATION AND PAYMENT FOR SALE SHARES	7
5. COMPLETION	9
6, VENDOR WARRANTIES	13
7. INDEMNITIES AND LIMITATIONS ON VENDORS’ LIABILITY	14
8. PURCHASER WARRANTIES, COVENANTS AND UNDERTAKINGS	16
9. ASSIGNMENT	18
10. LEGAL COSTS AND STAMP DUTY	18
11. GOVERNING LAW AND JURISDICTION	18
12. SUCCESSORS AND ASSIGNS	18
13. WAIVER, FORBEARANCE AND VARIATION	18
14. SEVERABILITY	19
15. NO SET OFF	19
16. FURTHER ASSURANCE	19
17. NOTICES	20
18. THIRD PARTY RIGHTS	21
19. ENTIRE AGREEMENT	21
20. COUNTERPARTS	22
21. GENERAL	22
SCHEDULE 1	28
SCHEDULE 2	30
SCHEDULE 3	35
SCHEDULE 4	36
SCHEDULE 5	39

EXECUTION VERSION

THIS AGREEMENT is made on 30 March 2012 (this “Agreement”)

BETWEEN:

(1)	Flagstone Reassurance Suisse, SA of Rue du College, 1 CH-1920 Martigny, Switzerland (“Flagstone”);

(2)	Butterfield Holdings (Cayman) Limited of Butterfield House, 68 Fort Street, P.O. Box 705, George Town, Grand Cayman, Cayman Islands (“Butterfield”);

(3)	ACE Bermuda Insurance Ltd. of ACE Global Headquarters, 17 Woodbourne Avenue, Hamilton, HM08, Bermuda (“ACE”);

(4)	Nigel Twohey of P.O. Box 10850, Grand Cayman, Cayman Islands (“Mr. Twohey”);

(Flagstone, Butterfield, ACE and Mr. Twohey collectively being the “Vendors” and each a “Vendor”); and

(5)	BF&M Limited of BF&M Insurance Building, 112 Pitts Bay Road, Pembroke, HM08, Bermuda (the “Purchaser”).

RECITALS:

(A)
The Vendors are the beneficial owners of 100% of the issued share capital of Island Heritage Holdings Ltd. (the “Company”), a company incorporated and existing under the laws of the Cayman Islands and have agreed to sell and the Purchaser has agreed to Purchase 338,409 Class A ordinary shares in the Company of a par value of USD 1.00 each (the “Sale Shares”) upon the terms and conditions set out herein.

(B)	Particulars of the Company are set out in Schedule 1 Part II.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires, the following words and phrases shall have the following meanings:

“Accounts”	the accounts of the Company prepared by the accountants of the Company as at 31 March 2012 in accordance with US GAAP;

“Accounting Date”	31 March 2012 being the date to which the last consolidated accounts of the Company were made up;

“Affiliate”	in relation to a body corporate, any subsidiary or parent of such body corporate, and any subsidiary of any such parent for the time being;

EXECUTION VERSION

“Agreed Form”	the terms of a draft agreed between the Parties or their respective legal advisers;

“Authority”
any competent governmental, administrative, supervisory, regulatory, means any competent governmental, administrative, supervisory, regulatory, judicial, determinative, disciplinary, enforcement or tax raising body, authority, agency, board, department court or tribunal of any jurisdiction and whether supranational, national, regional or local including, in the case of the Cayman Islands, the Cayman Islands Monetary Authority and the Cayman Islands Registrar of Companies;

“Board”	the board of directors for the time being of the Company;

“Business Day”	a day other than Saturday, Sunday or any other day that is a public holiday in the Cayman Islands;

“Completion”	completion of the sale and purchase of the Sale Shares in accordance with Clause 5;

“Completion Accounts”	the Accounts as agreed to by the Vendors’ Accountants and the Purchaser’s Accountants in accordance with the terms of this Agreement;

“Completion Date”	the date upon which Completion takes place;

“Completion Net Assets”	the aggregate of the amount of the issued share capital of the Company and the amount of the consolidated capital and revenue reserves of the Company as shown in the Completion Accounts;

“Expert”	Ernst & Young Bermuda or, if Ernst & Young Bermuda is unwilling or incapable of acting, such other reputable accountants as may be agreed between Flagstone and the Purchaser acting reasonably;

EXECUTION VERSION

“Indemnity Attachment Threshold”	USD 1,000,000.00;

“Party” or “Parties”	shall mean a party or the parties to this Agreement, as applicable;

“Purchase Price”	shall have the meaning set out in Clause 4.1;

“Purchaser’s Accountants”	Deloitte and Touche, 181 Bay Street, Toronto, Ontario, Canada;

“Purchaser’s Counsel”	Conyers Dill and Pearman, P. O. Box 2681, Grand Cayman KY1-1111, Cayman Islands;

“Sale Shares”	shall have the definition in recital A;

“Shareholders”	as set out in Schedule 1 Part I and their permitted successors and assigns from time to time;

“Shareholders’ Agreement”	the shareholders’ agreement dated 21 June 2005 made between the Shareholders (as defined therein) and the Company, as amended from time to time;

“Shares”	all of the issued share capital of the Company, particulars of which are set out in Schedule 1 Part II;

“Tax” or “Taxation”
all forms of taxation (a) including, in particular, any charge, tax, duty, stamp duty, levy, impost, withholding or liability wherever chargeable imposed for support of national, state, federal, municipal or local government or any other person in any jurisdiction and any penalty, fine, surcharge, interest, charges or costs payable in connection with any such taxation but (b) not including premium taxes;

EXECUTION VERSION

“US GAAP”	the generally accepted accounting principles currently applied in the United States of America;

“Vendors’ Accountants”
KPMG or such other reputable accountants as determined by Flagstone, Butterfield and ACE, acting reasonably, and retained for purposes of preparing the report described in Clause 4.5 and agreeing the Completion Accounts; and

“USD”	dollars in United States currency.

1.2	Reference to a statute or statutory provision includes a reference to it as from time to time amended, extended or re-enacted.

1.3	Words importing the singular number only shall include the plural number and vice versa.

1.4	Unless the context otherwise requires, reference to a recital, clause or schedule is to a recital, clause of or schedule to this Agreement.

1.5	The headings in this Agreement are inserted for convenience only and do not affect its construction.

1.6
Unless expressly stated otherwise, obligations and liabilities assumed by the Vendors are assumed on a pro-rata basis in proportion to their respective holdings of the Sale Shares on the date of this Agreement.  Further, any reference to liabilities assumed by the Vendors in this Agreement shall be deemed and construed as a reference to the liabilities of each of the Vendors other than Mr. Twohey.

1.7	Words importing persons shall include companies, or associations or bodies of persons, whether corporate or unincorporate.

2.	CONDITIONS PRECEDENT

2.1	The obligations of the Parties under this Agreement (including without limitation the sale and purchase of the Sale Shares) are subject to and conditional upon the following:

2.1.1	approval being granted by the Cayman Islands Monetary Authority for the transfer of the Sale Shares to the Purchaser;

2.1.2	approval being granted by the Board to the sale and purchase and transfer of the Sale Shares in accordance with the existing memorandum and articles of association of the Company;

EXECUTION VERSION

2.1.3	execution of a transition of services agreement in the form agreed between Flagstone, the Purchaser and the Company;

2.1.4	all and any other consents or approvals necessary to carry out the transactions contemplated by this Agreement in compliance with all laws and regulations having been obtained;

2.1.5
a review of the audited 31 December 2011 annual financial statements of the Company to confirm that the financial condition of the Company is not materially different than that which has been represented to the Purchaser; and

2.1.6
confirmation that no material financial, legal or operational issue has arisen or occurred which has, or is likely to have, a material adverse effect on the financial condition, prospects or business of the Company, (i) including, for the avoidance of doubt, any actual, threatened or potential liabilities but, (ii) not including normal insurance obligations of the Company undertaken in the ordinary course of business or any “incurred but not reported” or “IBNR” claims, and (iii) not including extraordinary events impacting the insurance markets.

2.2
The Purchaser may in its sole discretion waive in whole or in part all or any of the conditions in Clause 2.1 (collectively the “Conditions Precedent” and each a “Condition Precedent”) (to the extent permitted by law and/or that such condition is capable of waiver) by giving written notice to that effect to each of the Vendors. For avoidance of doubt, the approval pursuant to Clause 2.1.1 is required by law and not capable of waiver.

2.3
Each of the Purchaser and the Vendors shall use all reasonable endeavours, to the extent that the same is within their respective powers, to procure the satisfaction of the conditions in Clause 2.1 as soon as is reasonably practicable. The Parties shall cooperate in good faith with each other for the purpose of enabling each to fulfil its obligations under this Clause 2 and each Party shall provide such information or assistance at the expense of the Party seeking information or assistance as may reasonably be required for that purpose.

2.4	The Purchaser and each of the Vendors severally agree to co-operate in any dealings with or submission to any Authority the consent of which is required under Clause 2.1 so that:

2.4.1	the acquisition contemplated by this Agreement is validly and promptly notified to and approved by any such Authority;

2.4.2
where practicable, each Party shall provide copies of any proposed communication with any such Authority (other than those of an administrative nature) to the other Parties, together with any supporting documentation or information reasonably requested by any other Party, and shall take due consideration of any comments that any other Party may have in relation to any such proposed communication prior to making it, provided that no Party shall be required to disclose any confidential information or business secrets which have not previously been disclosed to such other Party; and

EXECUTION VERSION

2.4.3
each Party shall promptly provide each other Party with copies of written communications and reports of all other communications with any such Authority subject to the deletion of confidential information which has not previously been disclosed to each other Party.

2.5
The Purchaser agrees to keep the Vendors fully and promptly informed as to the progress of any notification made or approval requested and, where reasonably requested by the Vendors, the Purchaser shall permit a representative of each of the Vendors or their advisers to attend all meetings with any relevant Authority (unless prohibited by the Authority concerned) and where appropriate to make oral submissions at such meetings.

2.6
Prior to finalising the text of any undertaking to be given to any relevant Authority the Purchaser shall notify the Vendors of the text and consult with the Vendors and reasonably incorporate Vendors’ input with regard to the same.

2.7
If all the Conditions Precedent shall not have been satisfied or (where capable of waiver) waived by the Vendors or the Purchaser, as the case may be, on or before 1 May 2012 or such later date as may be agreed between the Parties after the date of this Agreement (the “Longstop Date”), or if any of the Conditions Precedent shall at any time prior to the Longstop Date have become, in the reasonable opinion of three of the four Vendors, incapable of satisfaction, this Agreement shall be null and void and shall be deemed to have been terminated by mutual consent and the Parties shall have no further liability or obligation under this Agreement except in respect of:

2.7.1	claims for breach of this Clause 2 which arose before or gave rise to termination; and

2.7.2	the provisions of Clause 2.7 and any other provision of this Agreement which is expressed to survive termination of this Agreement.

2.8
Should any Vendor or the Purchaser become aware of anything which will or may prevent any of the Conditions Precedent from being satisfied, such Party shall forthwith disclose the same in writing to the other Parties.

3.	SALE AND PURCHASE

3.1
Each of the Vendors shall sell the number of Sale Shares shown opposite his or her name in Schedule 1 Part I and the Purchaser shall purchase such number of Sale Shares free from all claims, liens, charges, equities, options and encumbrances whatsoever and together with all rights now or hereafter attaching to such Sale Shares upon and subject to the terms and conditions of this Agreement.

EXECUTION VERSION

3.2
The Purchaser shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares owned by Flagstone, ACE and Butterfield is completed simultaneously, but completion of purchase of some of those Sale Shares owned by Flagstone, ACE and Butterfield will not affect the rights of the Purchaser to receive any remaining Sale Shares.

3.3
Each of the Vendors hereby waives and agrees to procure the waiver of any restrictions on transfer (including without limitation any pre-emption rights) which may exist in relation to the Sale Shares under the existing memorandum and articles of association of the Company or the Shareholders’ Agreement or otherwise.

3.4	Save as otherwise set out in this Agreement, ownership and risk of the Sale Shares shall pass to the Purchaser with effect from the Completion Date.

4.	CONSIDERATION AND PAYMENT FOR SALE SHARES

4.1	The Purchase Price for the Sale Shares shall be the sum of USD 68,000,000 payable by the Purchaser at Completion in accordance with Clause 5.5.

4.2	The Purchase Price shall be divided between the Vendors pro rata in proportion to their respective holdings of the Sale Shares.

4.3	The Purchase Price shall be adjusted as follows:

4.3.1	there shall be added an amount (on a dollar for dollar basis), if any, by which the Completion Net Assets are greater than USD 42,500,000; and

4.3.2	there shall be deducted an amount (on a dollar for dollar basis), if any, by which the Completion Net Assets are less than USD 42,500,000.

4.4
At Completion, a portion of the Purchase Price in the amount of USD 2,400,000 will be placed in escrow with an acceptable agent (as shall be agreed between the Parties) (the “Escrow Amount”). The Escrow Amount will be based on approximately fifty percent (50%) of each of (i) the total capital and surplus retained in Puerto Rico in relation to I.H. Americas Insurance Company (estimated to be USD 2,900,000); and (ii) the total capital and surplus retained in Puerto Rico in relation to Island Heritage Insurance A.I. (estimated to be USD 1,900,000). The Escrow Amount (or the portion thereof corresponding to fifty per cent (50%) of the amounts described in (i) or (ii) above, as the case may be) will be released and distributed to the Vendors (on a pro rata basis in proportion to their respective holdings of Sale Shares on the date of this Agreement) on the earlier of:

EXECUTION VERSION

4.4.1	the release of the amounts described in (i) or (ii) above by regulators in Puerto Rico; and

4.4.2	two years from the date of this Agreement.

4.5
The Vendors shall ensure that, within ninety (90) days from the Completion Date, the Vendors’ Accountants shall submit to the Purchaser and the Purchaser’s Accountants a report stating whether or not they agree with the Accounts (and in the case of disagreement, the areas of dispute).

4.6
If the Purchaser’s Accountants agree with the report of the Vendors’ Accountants, the Parties shall ensure that the Purchaser’s Accountants and the Vendors’ Accountants confirm in writing that the Accounts represent the Completion Accounts within 30 days of the Purchaser’s Accountants receiving the report of the Vendors’ Accountants, and the Accounts shall then become final and binding on the Parties for the purpose of this Agreement.

4.7
If the Purchaser’s Accountants disagree with the report of the Vendors’ Accountants, the Parties shall endeavour to agree any matter in dispute. If the matter in dispute is resolved by agreement between the Parties, the Purchaser’s Accountants and the Vendors’ Accountants shall confirm in writing that the Accounts (subject to any amendment agreed between the Parties) represent the Completion Accounts and they shall become final and binding on the Parties for the purpose of this Agreement.

4.8
If the Parties are unable to resolve any disagreement within 30 days of the delivery of the report of the Vendors’ Accountants to the Purchaser’s Accountants, the disagreement shall be referred to the Expert.

4.9
Save as provided in Clauses 4.18, the Purchaser and the Vendors shall bear and pay their own costs incurred in connection with the preparation and agreement of the report of the Vendors’ Accountants and the Accounts.

4.10	The Expert shall be appointed in accordance with this Clause 4.10 to resolve a dispute arising in relation to the Completion Accounts.

4.10.1	The Parties shall use their reasonable endeavours to agree the terms of appointment with the Expert.

4.11	The Expert shall prepare a written decision and give notice (including a copy) of the decision to the Parties within a maximum of three (3) months of the matter being referred to him.

4.12	If the Expert becomes unwilling or incapable of acting, or does not deliver the decision within the time required by Clause 4.11 then:

4.12.1	the Parties may agree to discharge the Expert and to appoint a replacement Expert with the required expertise; and

EXECUTION VERSION

4.12.2	this Clause 4 applies in relation to the new Expert as if he were the first Expert appointed.

4.13	All matters under this Clause 4 shall be conducted, and the Expert’s decision shall be written, in the English language.

4.14
The Parties are entitled to make submissions to the Expert including oral submissions and shall provide (or procure that others provide) the Expert with such assistance and documents as the Expert reasonably requires for the purpose of reaching a decision.

4.15
To the extent not provided for by this Clause 4, the Expert may, in his reasonable discretion, determine such other procedures to assist with the conduct of the determination as he considers just or appropriate, including (to the extent he considers necessary) instructing professional advisers to assist him in reaching his determination.

4.16
Each Party shall, with reasonable promptness, supply each other with all information and give each other access to all documentation and personnel as each other reasonably requires to make a submission under this Clause 4.

4.17
The Expert shall act as an expert and not as an arbitrator. The Expert shall determine any dispute, which may include any issue involving the interpretation of any provision of this Agreement, his jurisdiction to determine the matters and issues referred to him or his terms of reference. The Expert’s written decision on the matters referred to him shall be final and binding in the absence of manifest error or fraud.

4.18
Each Party shall bear its own costs in relation to the Expert. The Expert’s fees and any costs properly incurred by him in arriving at his determination (including any fees and costs of any advisers appointed by the Expert) shall be borne by the Parties equally or in such other proportions as the Expert directs.

4.19
The Completion Accounts shall be prepared in accordance with US GAAP and the accounting principles, practices, policies and procedures applied in the Accounts (to the extent that these are consistent with US GAAP).

5.	COMPLETION

5.1
Provided that this Agreement has not been rescinded in accordance with its terms, completion of the sale and purchase of the Sale Shares shall take place at the offices of Appleby (Cayman) Ltd. at Clifton House, 75 Fort Street, George Town, Grand Cayman, Cayman Islands on the third Business Day after the day on which all the conditions set out in Clause 2.1 shall have been satisfied, or at such other time and place as may be agreed between the Parties, when all the items specified in Clauses 5.2 to 5.5 shall take place.

EXECUTION VERSION

5.2	The Vendors shall, subject to the due performance by the Purchaser of its obligations under Clause 5.5, do or procure the following:

5.2.1	the appointment of John Wight, Gavin Arton, Lee Watchorn and Aaron Smith as directors of the Company (each effective on the Completion Date).

5.3	The Vendors shall, subject to the due performance by the Purchaser of its obligations under Clause 5.5, deliver to the Purchaser:

5.3.1
duly completed share transfer forms in respect of the Sale Shares executed by the respective registered holders of such shares in favour of the Purchaser or its nominee accompanied by the share certificates for such shares (if any);

5.3.2
such other documents, waivers or consents as may be necessary to effect a good transfer of title to and in the Sale Shares to the Purchaser and to enable the Purchaser, or its nominee, to be registered as the legal and beneficial owner thereof;

5.3.3
the written resignations of David Brown, David Flitman, Curtis Dickinson and Larry P. Lombardo as directors of the Company (and in the case of David Brown as a director of the Company and as the chairman of the Company) effective as at Completion, together with a written release from each such director in such form as the Purchaser requires, acknowledging that he has no claim or right of action against the Company in respect of breach of contract, compensation for loss of office, redundancy, unfair dismissal or otherwise;

5.3.4	an original or certified true copy of the Accounts made up to the Accounting Date;

5.3.5
an acknowledgement and release in the Agreed Form from each of the Vendors releasing the Company from any liabilities which may be owing to the Vendors by the Company (which, for the avoidance of doubt, shall exclude the services, if any, provided by Flagstone pursuant to any transitional services agreement);

5.3.6
the certificate of incorporation (and, if applicable any certificates of incorporation on change of name), statutory registers (made up to the date of Completion and including the register of directors and officers, register of mortgages and charges and register of members) and a copy of the existing memorandum and articles of association of the Company, as amended;

5.3.7	a Certificate of Good Standing issued by the Registrar of Companies in respect of the Company; and

EXECUTION VERSION

5.3.8	such other papers and documents as the Purchaser may reasonably require.

5.4
The Vendors shall, subject to the due performance by the Purchaser of its obligations under Clause 5.5, procure that there shall be held a meeting of the directors of the Company and, if required, a meeting of the Shareholders, in accordance with the existing memorandum and articles of association, at which:

5.4.1	the appointments referred to in Clause 5.2 shall be made;

5.4.2	the resignations of the directors of the Company and the chairman of the Company, each as referred to in Clause 5.3.3, shall be accepted effective as at Completion;

5.4.3
the transfers referred to in Clause 5.3.1 shall be approved for registration and the Purchaser’s interest shall be entered on the register of members and, if requested, new share certificates shall be issued in the name of the Purchaser or its nominee, as it directs;

5.4.4	such resolutions and actions regarding bankers as the Purchaser may require shall be passed and taken; and

5.4.5	such other business as the Purchaser may reasonably require shall be transacted.

5.5	On Completion, subject to the due performance by the Vendors of their obligations in this Clause 5, the Purchaser shall:

5.5.1
pay the Purchase Price payable as provided by Clause 4.1 of this Agreement by telegraphic transfer in same day available funds to the following accounts of the Vendors, or such other accounts as the Vendors may designate by notice in writing to the Purchaser for this purpose prior to the Completion Date (or by such earlier date prior to Completion as is reasonably required by the Purchaser in order to ensure that funds are received by each of the Vendors by the Completion Date):

A.         To Flagstone:

Intermediary Bank

Pay to: CITIUS33

Beneficiary Bank

Citibank N.A. London

CITIGB2L

Flagstone Reassurance Suisse SA

IBAN: GB67C1TI18500812251078

EXECUTION VERSION

B.         To Butterfield:

Correspondent Bank:

The Bank of New York Mellon, NY

SWIFT BIC Code: IRVTUS3N

Aba No.: 021 000 018

Beneficiary Bank:

Butterfield Bank (Cayman) Limited, Grand Cayman

SWIFT BIC Code: BNTBKYKY

Account: 803 326 5086

For final credit:

Butterfield Holdings (Cayman) Limited

Account number: 01210035143

C.         To ACE:

Beneficiary Bank:

Bank of Bermuda Limited, Hamilton, Bermuda

SWIFT Code: BBDA BMHM

Beneficiary: ACE Bermuda Insurance Ltd.

Attention: Teresa Misurale

D.         To Mr. Twohey:

Correspondent Bank:

The Bank of New York Mellon, NY

SWIFT BIC Code: IRVTUS3N

Aba No.: 021 000 018

Beneficiary Bank:

Butterfield Bank (Cayman) Limited, Grand Cayman

SWIFT BIC Code: BNTBKYKY

Account: 803 326 5086

For final credit:

MS. JEANETTE ROSALIE JAMIESON OR MR NIGEL TWOHEY

01/201/009522

5.5.2	deliver or make available to the Vendors or the Vendors’ respective legal counsel:

5.5.2.1	a legal opinion issued by the Purchaser’s Counsel in the Agreed Form confirming the Purchaser’s capacity and authority to enter in this Agreement; and

EXECUTION VERSION

5.5.2.2	evidence, in form and substance satisfactory to the Vendor, of the Purchaser’s compliance with its obligations in Clause 2 which are required to be performed at or by Completion.

5.6
If the obligations of the Purchaser to be performed at Completion under this Agreement are not complied with by 12.00 pm on the date on which Completion is due to take place, if the three of the four Vendors so determine, the Vendors may:

5.6.1	defer Completion until such time as the Vendors shall specify (and the provisions of this Clause 5 shall apply to Completion as so deferred);

5.6.2	proceed to Completion as far as practicable (without limiting their rights under this Agreement); or

5.6.3
allow this Agreement to lapse, in which case it shall be null and void and shall be deemed to have been terminated by mutual consent and the Parties shall have no further liability or obligation under this Agreement except in respect of:

5.6.3.1	claims for breach of Clause 2 which arose before or gave rise to termination; and

5.6.3.2	the provisions of this Clause 5.6 and any other provision of this Agreement which is expressed to survive termination of this Agreement.

6.	VENDOR WARRANTIES

6.1
Each of Flagstone, Butterfield and ACE represent, warrant and undertake to the Purchaser that the warranties set out in Schedule 2 hereto (the “Warranties”) are true and accurate in all material respects.

6.2
Each of the Warranties is without prejudice to any other Warranty and, except where expressly stated otherwise, no clause or provision of this Agreement shall govern or limit the extent or application of any other clause or provision.

6.3
The rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by Completion, by any investigation made or to be made by or on behalf of the Purchaser into the affairs of the Company, or by the Purchaser rescinding or failing to rescind this Agreement, or failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter, except a specific and duly authorised written waiver or release, and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

6.4
Notwithstanding the provisions of this Clause 6, the Warranties given by Flagstone, Butterfield and ACE are given on the date of this Agreement and the Vendors are under no obligation to disclose to the Purchaser anything which is or may constitute a breach of or be inconsistent with any of the Warranties of which they may become aware after the date of this Agreement.

EXECUTION VERSION

6.5
Each of the Warranties shall be separate and independent and shall not be limited by reference to any other Warranty, save that the Purchaser acknowledges and agrees that the Vendors do not give any representation or warranty in respect of Tax, save for the Warranty in paragraph 16 of Schedule 2, and each of the other Warranties shall be deemed not to be given in respect of any matter involving or relating to Tax.

6.6
The Vendors acknowledge and accept that the Purchaser is entering into this Agreement in reliance upon the Warranties. Without prejudice to the provisions of Clause 19, the Purchaser acknowledges that it has not been induced to enter into this Agreement  by, and that it does not in connection with this Agreement or its subject matter rely on, any representation, warranty, promise or assurance by any of the Vendors or any other person. The Purchaser agrees that it shall have no right or remedy in respect of, and shall not in connection with any claim arising in relation to this Agreement and any document ancillary hereto or their respective subject matters plead or assert the making or existence of, any representation, warranty, promise or assurance by the Vendors or any of their directors, employees or advisers save for those herein or therein contained.

7.	INDEMNITIES AND LIMITATIONS ON VENDORS’ LIABILITY

7.1
Subject to this Clause 7, Flagstone, ACE and Butterfield on a pro-rata basis in proportion to their respective holdings of Sale Shares on the date of this Agreement, shall indemnify and hold the Purchaser harmless in respect of any claim or damage incurred by or asserted against the Purchaser resulting from or in connection with any breach of the representations and Warranties contained in Schedule 2 hereto (such claims and damages, the “Loss”).

7.2
The Warranties are given subject to facts and matters disclosed in or by this Agreement and to all information otherwise disclosed to or known to the Purchaser or the Purchaser’s agents and advisers at or before Completion, whether or not obtained by the Purchaser or its agents and advisers during the course of the investigation (whether authorised by the Vendors or not) by or on behalf of the Purchaser into the Sale Shares and the Vendors shall have no liability under or in relation to this Agreement or any document ancillary hereto or thereto in relation to any such fact or matter.

7.3
The Vendors shall have no liability under or in relation to the Warranties or under any indemnity contained in this Agreement or any document ancillary hereto or any other claim under or in respect of this Agreement:

7.3.1	as regards any single claim, unless the amount of its liability thereunder exceeds USD100,000; and

EXECUTION VERSION

7.3.2	as regards any claim to which the Company’s insurance reserves apply or which would otherwise adversely affect such insurance reserves; and

7.3.3	except to the extent that the aggregate amount of the liability of the Vendors in respect of all claims hereunder (disregarding claims excluded by Clause 7.3.1 above) exceeds USD1,000,000;

in each case, to the extent any Vendor has admitted liability in writing or is found to be liable by a court or tribunal of competent jurisdiction.

7.4
The indemnity contained in this Agreement or any document ancillary hereto shall not apply to, and the Vendors shall not be responsible for, any Loss until the Indemnity Attachment Threshold has been reached. Any Loss incurred or arising in an amount up to the Indemnity Attachment Threshold shall be for the account of the Purchaser who shall be solely responsible for such Loss.

7.5
The aggregate maximum liability of the Vendors in respect of this Agreement and all documents ancillary hereto or thereto shall be an amount equal to five percent (5%) of the Purchase Price as finally determined.

7.6	The Vendors shall have no liability under the Warranties or under any indemnity or any other provision contained in this Agreement or any document ancillary hereto:

7.6.1
unless notice in writing of the claim is given by or on behalf of the Purchaser to each of the Vendors stating full particulars of the matter giving rise to the claim, the nature of the claim and the amount claimed in respect thereof (detailing the Purchaser’s calculation of the loss thereby alleged to have been suffered by it) in the case of a claim under any Warranty or any indemnity or any other provision contained in this Agreement, on or before the expiry of one (1) year after Completion; or

7.6.2
if proceedings in respect of a claim, notified in accordance with Clause 7.6.1 above (if such claim has not previously been satisfied, settled or withdrawn), have not been issued and served on the Vendors within six months after the relevant date of the notice referred to in Clause 7.6.1 above.

7.7	The provisions of Schedule 4 shall apply to any claim made against the Vendors under or in connection with this Agreement.

7.8
The Purchaser represents, confirms, warrants and undertakes to the Vendors that, at the time of entering into this Agreement, having made enquiry of the Purchaser’s Counsel and accountants, if appropriate, neither the Purchaser nor any director or officer or agent of the Purchaser is aware of any facts or circumstances constitutes or is reasonably likely to constitute a breach of the Warranties or this Agreement which will or may entitle the Purchaser to make a claim under any of the Warranties or otherwise under this Agreement, and to the extent that the Purchaser or any such director or agent is so aware, Clause 7.2 shall apply such that no claim may be made under the Warranties or under this Agreement, in respect of such fact, matter or circumstance.

EXECUTION VERSION

7.9
The Purchaser acknowledges that neither the Vendors nor any of their directors, employees or advisers owes to the Purchaser any duty of care in relation to the subject matter of this Agreement or any matter connected with it or them.

7.10
The Purchaser agrees and undertakes that (in the absence of fraud) it has no rights against and shall not make any claim against any present or former employee, director, agent or officer of any of the Vendors or any members of the respective groups of companies of the Vendors (as applicable) in connection with this Agreement or its subject matter. The rights of the said persons are intended to be enforceable directly against the Purchaser to the extent permitted by law but subject to Clause 13.3 such that the Parties may (but only if and to the extent permitted by this Agreement) rescind or vary this Agreement without the consent of any such persons.

7.11	The Purchaser acknowledges that its legal advisers have explained to it the effect of this Agreement.

7.12
If between the date of this Agreement and Completion the Purchaser becomes aware (by notice received from the Vendors or otherwise) that there was a breach of any Warranty as of the date of this Agreement, or an act, omission or event has occurred after the date of this Agreement which results or may result in a breach of any of the Warranties if repeated at Completion or there has been any other breach of this Agreement by the Vendors, the Purchaser shall have no right to rescind or terminate this Agreement and shall be required to proceed to Completion but without prejudice to its right to claim for breach of this Agreement or the Warranties.

8.	PURCHASER WARRANTIES, COVENANTS AND UNDERTAKINGS

8.1	The Purchaser represents, warrants and undertakes to each of the Vendors that the warranties set out in Schedule 5 hereto (the “Purchaser Warranties”) are true and accurate in all material respects.

8.2
Each of the Purchaser Warranties is given on the basis that it will remain true and accurate in all respects up to and including Completion and the Purchaser undertakes to forthwith disclose in writing to the Vendors any matter or thing which may arise or become known to the Purchaser after the date of this Agreement and before Completion which is inconsistent with any of the Purchaser Warranties or which is material to be known to Vendors accepting the consideration stipulated by this Agreement. In the event of it becoming apparent on or before Completion that the Purchaser is in breach of any of the Purchaser Warranties or any other term of this Agreement the Vendors may at their option either:

EXECUTION VERSION

8.2.1
rescind this Agreement by notice in writing to the Purchaser in which case the Parties shall have no further liability or obligation under this Agreement except in respect of (i) claims for breach of the Purchaser Warranties and (ii) those provisions of this Agreement, including this Clause, which are expressed to survive termination of this Agreement; or

8.2.2	proceed to Completion but without prejudice to its right to claim for breach of this Agreement or for breach of the Purchaser Warranties.

8.3
The Purchaser covenants with and undertakes to the Vendors for itself to pay to the Vendors on demand such amounts as are equal to and to indemnify the Vendors and keep it indemnified on an after Tax basis (if Tax is payable by the Vendors on any amount received by it under this indemnity) from and against any and all liabilities, claims, losses, damages, fines, penalties, costs and charges which and of the Vendors incur or suffer as a consequence of or by reference to in relation to any breach by the Purchaser of this Agreement or any of the Purchaser Documents.

8.4
The Purchaser covenants with and undertakes to the Vendors to comply with all notification and other requirements arising as a result of the making of this Agreement and the transactions thereby contemplated under any relevant laws (except where such requirements are the sole responsibility of the Vendors under such laws) and to indemnify the Vendors against any and all costs, claims, demands, expenses and liabilities whatsoever which any of the Vendors may suffer, incur or sustain as a result of:

8.4.1	the Purchaser’s failure to comply with any such laws; and

8.4.2	any administrative, judicial or legislative action or proceedings under any such laws;

by any governmental or regulatory authority which results in any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or dissolves such transaction, including (but without limitation) the following of all avenues of administrative and judicial appeal.

8.5
If any provision of this Agreement is held by any court or tribunal or by an Authority having jurisdiction over it to be unenforceable, the Parties shall in good faith consult with each other to agree an alternative provision which achieves a result as similar as possible to the result which would have been achieved by the unenforceable provision.

9.	ASSIGNMENT

No Party shall assign or transfer, or purport to assign or transfer, any of its rights or obligations under this Agreement without the prior written consent of all the other Parties.

EXECUTION VERSION

10.	LEGAL COSTS AND STAMP DUTY

10.1
Each Party shall be responsible for its own costs and expenses in relation to the negotiation, preparation, execution and implementation of this Agreement and all documents ancillary hereto, save that if this Agreement shall lapse due to the non-satisfaction of any of the Conditions Precedent or of any of the obligations required to be performed by the Purchaser at Completion, the Purchaser shall pay to the Vendors their respective accountancy, legal and other costs and expenses in relation to the preparation and negotiation of this Agreement.

10.2
All stamp duty payable with respect to this Agreement and all instruments executed in connection with or pursuant to this Agreement shall be borne equally; half by the Vendors and half by the Purchaser.

11.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands, and each of the Parties hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the Cayman Islands.

12.	SUCCESSORS AND ASSIGNS

This Agreement shall operate for the benefit of and be binding on the successors in title and permitted assigns of each Party.

13.	WAIVER, FORBEARANCE AND VARIATION

13.1
The rights and obligations of each of the Parties under this Agreement shall not be prejudiced or restricted by any indulgence or forbearance extended to another party. No waiver by any Party in respect of a breach shall operate as a waiver in respect of any subsequent breach.

13.2
No breach by any Party of any provision of this Agreement shall be waived or discharged except with the express written consent of the other Party. No failure or delay by a Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of that right, power or privilege and no single or partial exercise by a Party of any right, power or privilege shall preclude any further exercise of that right, power or privilege or the exercise of any other right, power or privilege.

13.3
This Agreement shall not be amended or modified in whole or in part, unless the amendment or modification is expressly agreed in writing signed by, or on behalf of the Parties, or their respective successors or permitted assigns, or otherwise as provided herein.

EXECUTION VERSION

14	SEVERABILITY

14.1
Each provision of this Agreement shall be construed separately and (save as otherwise expressly provided in this Agreement) none of the provisions hereof shall limit or govern the extent, application or construction of any other of them.

14.2
If any of the provisions of this Agreement are found by any court or other competent authority to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall be not affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected. The illegal, void, invalid or unenforceable provision shall be deemed to be deleted from this Agreement and the remaining provisions shall continue to apply.

15.	NO SET OFF

Save as otherwise set out in this Agreement, the Purchaser shall have no right of set-off, deduction or counterclaim against the Purchase Price as a result of any claim (actual or alleged) arising out of the warranties, representations, agreements, indemnities or undertakings in this Agreement or any documents ancillary hereto.

16.	FURTHER ASSURANCE

Each Party shall after Completion from time to time at the expense of the other Party execute and do (or procure the execution and doing of) all such further deeds, documents, acts and things as the other Party shall reasonably request in writing on or after Completion for carrying into effect the terms of this Agreement including in particular to vest the legal and beneficial ownership of the Sale Shares in the Purchaser or its nominee free from all charges, liens, costs, expenses and encumbrances.

17.	NOTICES

17.1
Any notice or other communication (herein collectively referred to as “notice”) required or permitted to be given to any of the Parties shall be in writing. Any such notice shall be delivered personally, by electronic mail, facsimile, or sent by first class recorded delivery post (airmail if overseas). The address for service of each Party is its address as shown below:

Flagstone:
Address:	2nd Floor, Wellesley House
90 Pitt’s Bay Road
Pembroke HM08
Bermuda
Attention:	William Fawcett, General Counsel
Fax number:	(441) 296 9879
Email:	William.fawcett@flagstonere.com

EXECUTION VERSION

Butterfield:
Address:	Butterfield Holdings (Cayman) Limited
Attention:	Erwin Dikau
Fax number:	1 (345) 949 - 7004
Email:	Erwin.dikau@butterfieldgroup.com
Copy to:	Conor O’Dea
Email:	conor.oldea@butterfieldgroup.com

ACE:
Address:	ACE Bermuda Insurance Ltd.
ACE Building
17 Woodbourne Avenue Hamilton HM 08
Bermuda

Attention:	Larry P. Lombardo
Fax number:	441-278-7797
Email:	Larry.Lombardo@acegroup.com
Copy to:	John C. Lenzen, General Counsel

Mr. Twohey:
Address:	Apartment 3, Meridian Manor,
263 Old Prospect Road,
Grand Cayman. Box 10850.
KY1-1007.

Attention:	Nigel Twohey
Email:	nigeltwohey@gmail.com
Copy to:	ntwohey@jsjohnson.com

Purchaser:
Address:	BF&M Insurance Building,
112 Pitts Bay Road,
Pembroke, HM08,
Bermuda
Attention:	John Wight
Fax number:	441 292-8831
Email:	JWight@bfm.bm
Copy to:	Lynda A. Davidson Leader

or any other address for service previously notified to the other Party in writing. A notice is deemed to have been duly served as follows:

17.1.1
if posted, at the expiration of 2 Business Days or (in the case of airmail) 7 Business Days after the envelope containing it is delivered into the custody of the postal authorities. In proving service it is sufficient to prove that personal delivery was made, or that the envelope containing the notice was properly addressed and delivered into the custody office of the postal authority as a prepaid first class recorded delivery or airmail letter (as appropriate); or

EXECUTION VERSION

17.1.2	if personally delivered, at the time of delivery.

18.	THIRD PARTY RIGHTS

18.1
Except as otherwise provided by this Agreement (and to the extent permitted by applicable law), the Parties do not intend that any term of this Agreement shall be enforceable by any person who is not a party to this Agreement.

18.2
The Parties may rescind, vary, waive, release, assign, novate or otherwise dispose of all of their respective rights or obligations under this Agreement (in each case only if and to the extent permitted by this Agreement) without the consent of any person who is not a party to this Agreement.

19.	ENTIRE AGREEMENT

19.1
This Agreement (together with the documents and schedules referred to in this Agreement) constitutes the entire agreement between the Parties with respect to the matters dealt with in this Agreement and supersedes any previous agreements and understandings, oral or written, between the Parties in relation to such matters. Each Party acknowledges that in entering into this Agreement that it has not relied on any representation, warranty or undertaking save as expressly set out in this Agreement or in any document referred to in it and, without prejudice to the generality of the foregoing, this Agreement excludes any warranty, condition or other undertaking implied at law or by custom.

19.2
None of the Parties shall have any right of action against the other Party to this Agreement arising out of or in connection with any agreement, undertaking, representation, warranty, promise, assurance or arrangement referred to in the preceding provisions of this Clause 19 except in the case of fraud.

EXECUTION VERSION

20.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when so executed and delivered shall be an original, and all such counterparts together shall for all purposes constitute one agreement, notwithstanding that all Parties are not signatory to the same counterparts.

21.	GENERAL

Except as may be required by law, none of the Parties shall at any time make any announcement of this transaction or disclose any term of which is not in the public domain without the prior written approval of the Parties and the Parties shall each use their reasonable endeavours to keep the terms of this transaction which are not already in the public domain from time to time strictly confidential.

[Signatures on following page]

EXECUTION VERSION

IN WITNESS WHEREOF the Parties have duly executed this Acquisition of Shares Agreement on the day and year first written above

SIGNED BY Flagstone Reassurance Suisse, SA	) /s/ David A. Brown
) David A. Brown
in the presence of: Valerie Brown	) CEO, Director
Name: Valerie J. Brown	)
Address: 15 Tucker’s Town Road St. George’s, Bermuda	)

SIGNED BY Butterfield Holdings (Cayman Limited))
)
in the presence of:	)
Name:	)
Address:	)

SIGNED BY ACE Bermuda Insurance Ltd.	)
)
in the presence of :	)
Name:
Address:	)

SIGNED BY Nigel Twohey	)
)
in the presence of:	)
Name:
Address:	)

SIGNED BY BF&M Limited	)
)
in the presence of	)
Name:	)
Address:	)

SIGNATURE PAGE
EXECUTION VERSION

IN WITNESS WHEREOF the Parties have duly executed this Acquisition of Shares Agreement on the day and year first written above

SIGNED BY Flagstone Reassurance Suisse, SA	)
)
in the presence of:	)
Name	)
Address:	)

SIGNED BY Butterfield Holdings (Cayman Limited)	) /s/ Erwin Dikau
)
in the presence of: Janie VB Stafford	)
Name: Janie Stafford	)
Address: Butterfield Place, 12 Albert Panton Street Cayman Islands	)

SIGNED BY ACE Bermuda Insurance Ltd.	) /s/ _____________
)
in the presence of :	)
Name:
Address:	)

SIGNED BY Nigel Twohey	)
)
in the presence of:	)
Name:
Address:	)

SIGNED BY BF&M Limited	)
)
in the presence of	)
Name:	)
Address:	)

SIGNATURE PAGE
EXECUTION VERSION

IN WITNESS WHEREOF the Parties have duly executed this Acquisition of Shares Agreement on the day and year first written above

SIGNED BY Flagstone Reassurance Suisse, SA	)
)
in the presence of:	)
Name	)
Address:	)

SIGNED BY Butterfield Holdings (Cayman Limited)	) /s/ Erwin Dikau
)
in the presence of:	)
Name:	)
Address:	)

SIGNED BY ACE Bermuda Insurance Ltd.	) /s/ _____________
)
in the presence of :	)
Name: Larry Lombardo
Address: Ace Bermuda, 17 Woodbourne Ave, Hamilton Bermuda March 20, 2012)

SIGNED BY Nigel Twohey	)
)
in the presence of:	)
Name:
Address:	)

SIGNED BY BF&M Limited	)
)
in the presence of	)
Name:	)
Address:	)

SIGNATURE PAGE
EXECUTION VERSION

IN WITNESS WHEREOF the Parties have duly executed this Acquisition of Shares Agreement on the day and year first written above

SIGNED BY Flagstone Reassurance Suisse, SA	)
)
in the presence of:	)
Name	)
Address:	)

SIGNED BY Butterfield Holdings (Cayman Limited))
)
in the presence of:	)
Name:	)
Address:	)

SIGNED BY ACE Bermuda Insurance Ltd.	)
)
in the presence of :	)
Name:
Address:	)

SIGNED BY Nigel Twohey	)
)
in the presence of: R. Jamieson	) /s/ N. Twohey
Name: Rosalie Jamieson
Address: P.O. Box 1504, Grand Cayman	)

SIGNED BY BF&M Limited	)
)
in the presence of:	)
Name:	)
Address:	)

SIGNATURE PAGE
EXECUTION VERSION

IN WITNESS WHEREOF the Parties have duly executed this Acquisition of Shares Agreement on the day and year first written above

SIGNED BY Flagstone Reassurance Suisse, SA	)
)
in the presence of:	)
Name	)
Address:	)

SIGNED BY Butterfield Holdings (Cayman Limited))
)
in the presence of:	)
Name:	)
Address:	)

SIGNED BY ACE Bermuda Insurance Ltd.	)
)
in the presence of :	)
Name:
Address:	)

SIGNED BY Nigel Twohey	)
)
in the presence of:	)
Name:
Address:	)

SIGNED BY BF&M Limited	)
)
in the presence of: K. Stroeder	) /s/ John Wight
Name: Karen Stroeder	)
Address: Spyce Cottage 4 Paynters Road Hamilton Parish H502 Bermuda	)

SIGNATURE PAGE
EXECUTION VERSION

SCHEDULE 1

PART I

Sale Shares

Name of Vendor	No. of Class A Ordinary Shares

Flagstone Reassurance Suisse SA	203,129

Butterfield Holdings (Cayman) Limited	93,938

ACE Bermuda Insurance Ltd.	37,370

Nigel Twohey	3,972

EXECUTION VERSION

SCHEDULE 1

PART II

Particulars of the Company

Name of Company:	Island Heritage Holdings Ltd.

Registration Number:	150721

Date of incorporation:	June 20, 2005

Registered office address:	Ugland House, South Church Street, George Town – P.O. Box 309 GT – Grand Cayman –Cayman Islands

Authorised share capital:	USD500,000

Issued share capital:	338,409

Names of officers:	David Brown – Chairman
Conor O’Dea – Vice Chairman
Jonathon Coleman – Chief Financial Officer
Maples Corporate Services Limited – Secretary
Judy Ebanks – Assistant Secretary
Annette Jim – Chief Underwriting Officer
Garth MacDonald – Chief Executive Officer

Names of directors:	David Brown
David Flitman
Curtis Dickinson
Larry P. Lombardo
Garth MacDonald
Conor J. O’Dea

EXECUTION VERSION

SCHEDULE 2

Warranties, representations and undertakings

1.	COMPANY

The statements contained in Schedule 1 Part II are true and accurate.

2.	SHARES

2.1
There is no pledge, lien or other encumbrance on, over or affecting the Shares and there is no agreement or arrangement to give or create any such encumbrance and no claim has been or will be made by any person to be entitled to any of the foregoing.

2.2	No share capital of the Company is under option or agreed to be put under option.

2.3
The Vendors have full right, legal capacity and authority to enter into and perform this Agreement in accordance with its terms and to sell the Sale Shares as legal and beneficial owners free from all encumbrances.

3.	CONTRACTS

3.1
The Company is not a party to any contract for the sale or purchase of stocks, materials or equipment at prices in excess of market values or for the sale of stocks or products at a price lower than current market values.

3.2	There are no amounts owed by the Company to its past or present officers or shareholders.

3.3
The Company is not a party to any agreement to acquire the shares or other securities of any person or to acquire the business, property or assets of any person outside of the ordinary course of business.

3.4	The Company is not a party to any agreement of long-term or abnormal content, except as are usual in the ordinary course of business.

3.5	There is not in existence any power of attorney given by the Company which remains in force.

3.6	The Company is not a party to any contract or arrangement and the Vendors are not aware of any act, omission or other thing which does or might place the Company in breach of any provision of law.

3.7
The Company has not paid, agreed or declared any dividend, management charge or other distribution whatsoever, whether or not the same is permitted by the Companies Law (2011 Revision) within the last 18 months, other than a dividend declared in May 2010.

EXECUTION VERSION

3.8	The Company has paid all its debts as they fall due in the ordinary course of business and no unsatisfied judgement is outstanding.

3.9	No receiver or administrator has been appointed in respect of the whole or any part of the Company’s assets or undertaking.

3.10	No petition has been presented, no order has been made and no resolution has been passed for the winding-up of the Company.

3.11	The Company is neither insolvent nor unable to pay its debts.

3.12	The Company has not granted any charges or other similar interests over any of its assets.

3.13
The Company has not given or agreed to give, nor is a party to or bound by, any guarantee, indemnification, assumption or endorsement of any indebtedness or other obligations or liabilities, contingent or otherwise.

4.	ACCOUNT

4.1
The Accounts comply with all legal requirements and represent fairly the financial position of the Company as at the Accounting Date and, in particular, make full provision where required under generally accepted accounting practice for all liabilities whether actual, contingent or disputed and all capital commitments, whether actual or contingent, of the Company.

4.2	The method of valuing stock and other assets in the Accounts is the same as that adopted in the Accounts for the two (2) preceding financial years.

4.3	The Company does not have any borrowing of any description other than as disclosed in the Accounts.

4.4	Since the last Accounting Date except in the ordinary course of business of the Company:

4.4.1	no guarantees, contracts, undertakings, mortgages, charges or debentures have been made, given or incurred by or on behalf of the Company;

4.4.2	no capital assets have been disposed of by the Company;

4.4.3	the Company has not contracted or agreed to any extraordinary or long-term contracts, payments or liabilities; and

4.4.4
none of the suppliers or customers of the Company has advised it formally or informally that it will or may terminate any material contract or arrangement or course of dealing for the sale to or purchase from the Company of all or any of the goods the subject of any such contract, arrangement or course of dealing.

EXECUTION VERSION

5.	LITIGATION

5.1
The Company is not engaged in any litigation or arbitration proceedings whether civil or criminal or otherwise under the law of any jurisdiction and whether as plaintiff, prosecutor, appellant, respondent, third party or defendant and no such proceedings are pending or, so far as the Vendors are aware, threatened and the Vendors do not know of anything likely to give rise to such proceedings. There is not outstanding against the Company any judgment or order of any court and the Company has not given to any court or other authority any undertaking or promise which is now binding on it.

5.2	The Company has not committed and is not liable for any criminal or illegal act or material breach of any obligation whether imposed by or pursuant to statute, contract or otherwise.

6.	STATUS AND LICENSES

6.1	The Company is duly licensed, registered and qualified to do business.

6.2
The copies of the existing memorandum and articles of association, as amended, and minute books provided by the Vendors’ attorneys to the Purchaser’s attorneys are true and up-to-date copies incorporating all resolutions required to be annexed thereto.

6.3
All returns, and other documents required to be filed by the Company have been duly filed and all legal requirements in connection with the formation of the Company and issues of its shares have been satisfied and the Company has been duly incorporated and is validly subsisting and in good standing under the laws of the Cayman Islands.

6.4
Without limiting the generality of paragraph 6.3, the Company has filed all necessary returns, particulars and other documents with the Registrar of Companies and the Cayman Islands Monetary Authority and held all annual general meetings and presented accounts and recorded in duly signed minutes all resolutions and proceedings which ought to be so recorded and presented and has not committed any material breach of the requirements appropriate to an exempted company as the same are laid down in the Companies Law (2011 Revision).

6.5	The Company is not a member of any partnership or other unincorporated association or party to any joint venture or profit sharing arrangements.

7.	CONTRACTUAL AND REGULATORY APPROVAL

Other than as expressly provided in this Agreement, the Vendors are under no obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorisations or approvals of or notifications to, any government or governmental agency, board, commission or Authority are required to be obtained by the Vendors in connection with the execution, delivery or performance by the Vendors of this Agreement or the completion of any of the transactions contemplated by this Agreement.

EXECUTION VERSION

8.	NAME

The Company does not on its documents or otherwise carry on business under any name other than its corporate name.

9.	INVESTIGATIONS

The Company is not so far as the Vendors are aware the subject of any investigation or enquiry by any government department or agency or under any statutory supervision nor are the Vendors aware of any matter that might give rise to such investigation or enquiry.

10.	BOOKS

The Company has now in its possession or has under its control all its books, records and papers (all of which have been properly maintained and are properly and accurately written up-to-date).

11.	BENEFICIAL OWNERSHIP

No person has any agreement or option or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement or option for the purchase from the Vendors of any of the Sale Shares, or entitling any person other than the Vendors to share in the proceeds from the sale of the Sale Shares, and no person has any agreement or option or right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares in the capital of the Company or any other unissued securities of the Company.

12.	CAPITAL

There have been no bonus issues or repayments (including purchases of own shares) or reorganisations of the capital of the Company, and the Company has not issued or agreed to issue any securities other than the Shares.

13.	INSURANCE

All of the Company’s current Director & Officer insurance policies have been disclosed to the Purchaser or otherwise made available for review by the Purchaser and there is no fact or matter which could lead to any of such insurance policies being vitiated, repudiated or the premiums being substantially increased and there are no claims

EXECUTION VERSION

outstanding, pending or threatened or capable of arising against the Company by any third party.

14.	BUSINESS

The Company has not done or omitted to do anything which is or was (with the passage of time or giving of notice, or both, would be) unlawful or in contravention or breach of its existing memorandum and articles of association or of any statute, regulation, order, judgement, writ or injunction and it has full corporate power and lawful authority to carry on the business which it proposes to carry on. Barring any extraordinary events impacting the relevant insurance markets, the Company shall continue to conduct its business in the ordinary course during the time period between the date of this Agreement and Completion.

15.	DISCLOSURE

To the best of the Vendors’ knowledge and belief, the Company (at the request of the Vendors) has disclosed to the Purchaser all information relevant to enable the Purchaser to properly evaluate the Company and all such information is true and complete and not misleading.

16.	GOVERNMENT FEES AND TAXATION

The Company has duly and punctually paid all governmental fees and Taxation which it has become liable to pay and has duly allowed for all Taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or Taxation and has made any and all proper declarations and returns for Taxation purposes and all information contained in such declarations and returns is true and complete and full provision for reserves has been made in the accounts of the Company for all governmental fees and Taxation.

16.1	All documents which are liable to duty or Tax and under which the Company has any right have been properly stamped, declared and/or produced for Taxation.

16.2	The Company has obtained all necessary consents in relation to foreign currency regulations and at all times has complied and continues to comply with such regulations and law.

16.3	The Company is not resident in any jurisdiction (for Tax purposes or otherwise) other than in the Cayman Islands.

EXECUTION VERSION

SCHEDULE 3

[Intentionally omitted]

EXECUTION VERSION

SCHEDULE 4

Limitation of Vendors’ Liability

1.
The Purchaser shall not be entitled to claim for any punitive, indirect or consequential loss (including loss of profit) in respect of any claim in respect of this Agreement and all documents ancillary hereto or thereto.

2.	The Vendors shall have no liability under or in relation to this Agreement or any document ancillary hereto or thereto as regards any claim:

2.1
if and to the extent that payment or discharge of the claim or provision in respect of it or such matter was or is otherwise taken into account in the calculation of the Purchase Price or the formula for adjustment of the purchase price set out in this Agreement;

2.2
to the extent that such claim or liability arises or that the amount thereof is increased as a result of any change after the date hereof in the Accounting Date or in any of the accounting or actuarial or tax reporting policies, bases or practices applied in preparing any accounts or valuing any assets or liabilities of the Company;

2.3	to the extent of the amount by which:

2.3.1	any liability or contingency included in the Accounts has been overstated or over-provided for in the Accounts; or

2.3.2	any asset of the Company shall have been omitted, understated or over-depreciated in the Accounts;

2.4
if such claim would not have arisen but for an act or omission carried out after the date hereof by the Purchaser or any member of the Purchaser’s group of companies or any of their Affiliates or any of their respective directors, employees or agents;

2.5
to the extent that it arises or that it is increased as a result of any change in, or in the interpretations of, any law or regulation or in the administrative practice of any government department agency or regulatory body, or any increase in the rates of or any changes in the method of calculating any Taxation or the imposition of any new Taxation coming into effect after the date of this Agreement (whether or not prospectively in force at the date hereof of this Agreement);

2.6	to the extent that such claim is attributable (in whole or in part) to:

2.6.1
any act, omission or transaction carried out before, at or after Completion at the request of or with the consent of the Purchaser or any of its Affiliates or any of their successors in title or assigns;

EXECUTION VERSION

2.6.2	anything expressly provided to be done or omitted to be done pursuant to this Agreement or any document ancillary hereto;

2.7
to the extent that such claim arises or is increased as a result of or in connection with any delay or failure by the Purchaser or any member of Purchaser’s group of companies or any of their Affiliates to deal with any matter in a proper and efficient manner at the time when the facts relevant to the claim become or ought to have become known to the Purchaser or any member of the Purchaser’s group of companies or any of their Affiliates (as appropriate);

2.8
to the extent of any amount which is recoverable from insurers or would be so recoverable if the policies of insurance of the Vendors in relation to the Company were maintained on substantially similar terms or otherwise affording the same degree of insurance cover as those existing at the date hereof;

2.9	to the extent that the subject of the claim is or relates to any loss of goodwill or opportunity of future profits;

2.10	which is contingent only, unless and until such contingent liability becomes an actual liability and is due and payable;

2.11
to the extent that the amount by which any Taxation for which the Purchaser or any member of the Purchaser’s group of companies is now or in the future accountable or liable to be assessed is reduced or extinguished as a result of the matter giving rise to such liability;

2.12
to the extent that there are Tax losses, reliefs or allowances in the Vendors in relation to the Company available (whether by surrender or otherwise) at the date hereof to be set against any Taxation to which the relevant claim relates.

3.
In assessing any damages or other amounts payable in respect of a claim under this Agreement or any document ancillary hereto there shall be taken into account any related savings or other net benefits which become available to the Purchaser or any member of the Purchaser’s group of companies.

4.
If the Vendors pay to or for the benefit of the Purchaser an amount in respect of any claim under this Agreement or any document ancillary hereto and any member of the Purchaser’s group of companies subsequently receives from any other person any payment or benefit in respect of the matter giving rise to such claim, the Purchaser shall thereupon pay to the Vendors an amount equal to the payment or benefit received (except to any extent that the liability of the Vendors in respect of the claims under the warranties was reduced to take account of such payment or benefit).

5.
The Purchaser shall take and shall procure that all other relevant members of the Purchaser’s group of companies shall take all reasonable steps to mitigate any loss or liability which is or might become the subject of a claim under this Agreement and any other document ancillary hereto and any other agreements or otherwise howsoever.

EXECUTION VERSION

6.
The Vendors shall not be liable in respect of any claim under the Warranties to the extent that the subject of the claim has been or is made good or is otherwise compensated for without cost to the Purchaser.

7.	The Purchaser shall not be entitled to recover damages or otherwise obtain reimbursement or restitution more than once in respect of the same loss.

8.	The provisions of this Schedule shall apply notwithstanding anything else in this Agreement or any other document ancillary hereto or thereto to the contrary.

EXECUTION VERSION

SCHEDULE 5

Purchaser’s Representations and Warranties

The Purchaser warrants to each of the Vendors as follows;

1.1	the Purchaser is validly incorporated, in existence and duly registered under the laws of the jurisdiction of its incorporation;

1.2
the Purchaser has the requisite power and authority to enter into and perform this Agreement and any other agreement referred to herein or therein to which it is or has agreed to become a party (the “Purchaser Documents”);

1.3	this Agreement constitutes and the Purchaser Documents will, when executed, constitute binding obligations of the Purchaser in accordance with their respective terms;

1.4
no order has been made and no resolution has been passed for the winding up of the Purchaser or for a provisional liquidator to be appointed in respect of it and no petition has been presented and no meeting has been convened for the purposes of winding up the Purchaser;

1.5	no administration order has been made and no petition has been presented and no other action for such an order has been taken in respect of the Purchaser;

1.6	no receiver (which expression shall include an administrative receiver) has been appointed in respect of the Purchaser;

1.7	the Purchaser is not insolvent or unable to pay its debts and has not stopped paying its debts as they fall due;

1.8	no voluntary arrangement has been proposed in any jurisdiction in respect of the Purchaser;

1.9	no event analogous to any of the foregoing has occurred in or outside the Cayman Islands with respect to the Purchaser;

1.10	the Purchaser has obtained all necessary shareholder and board approvals in respect of the entry into of this Agreement and the Purchaser Documents; and

1.11	the execution and delivery of, and the performance by the Purchaser of its obligations under, this Agreement and the Purchaser Documents will not:

1.11.1	be or result in a breach of any provision of the memorandum of association, articles of association, or bye-laws (as the case may be) of the Purchaser;

1.11.2
be or result in a breach of, or constitute a default under, any instrument to which the Purchaser is a party or by which the Purchaser is bound and which is material in the context of the transactions contemplated by this Agreement;

EXECUTION VERSION

1.12
result in a breach of any order, judgment or decree of any court or governmental agency to which the Purchaser is a party or by which the Purchaser is bound and which is material in the context of the transactions contemplated by this Agreement;

1.13
save as provided herein require the Purchaser to obtain any consent or approval of, or give any notice to or make any registration with, any governmental or other authority which has not been obtained or made at the date hereof both on an unconditional basis and on a basis which cannot be revoked (save pursuant to any legal or regulatory entitlement to revoke the same other than by reason of any misrepresentation or misstatement);

1.14
the Purchaser has immediately available on an unconditional basis (subject only to Completion) the necessary cash resources to meet its obligations under this Agreement and the Purchaser Documents; and

1.15	the Purchaser is not a United States Person (as such a term is defined in Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended).

EXECUTION VERSION